EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of American Express Company of our report dated June 17, 2024, relating to the financial statements and supplemental schedules of American Express Retirement Savings Plan, which appears in the Form 11-K for the year ended December 31, 2023.

/s/ McConnell & Jones LLP
McConnell & Jones LLP
Houston, Texas
July 26, 2024